UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 12, 2026

Optimum Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation)

001-38126	38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	OPTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated UnSub Credit Agreement

On January 12, 2026, Cablevision Litchfield, LLC (“Cablevision Litchfield”) and CSC Optimum Holdings, LLC (“CSC Optimum”), each an indirect wholly-owned subsidiary of Optimum Communications, Inc., entered into an Amended and Restated Credit Agreement (the “A&R UnSub Credit Agreement”), by and among Cablevision Litchfield and CSC Optimum, each as a borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

The A&R UnSub Credit Agreement provides for, among other things, an incremental term loan commitment in an aggregate principal amount of $1,100 million. The loans made pursuant to the incremental term loan commitment (the “UnSub Incremental Term Loan”) have the same terms as the initial term loans extended pursuant to the Credit Agreement, dated as of November 25, 2025, among, inter alios, CSC Optimum, Cablevision Litchfield, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative and collateral agent and will (i) mature on November 25, 2028, (ii) accrue interest at a fixed rate per annum equal to 9.000% and (iii) not amortize. The proceeds from the UnSub Incremental Term Loan were used to (x) refinance all of the outstanding debt under the Receivables Facility Loan and Security Agreement, dated as of July 16, 2025, by and among Cablevision Funding LLC, Cablevision SPE Guarantor LLC, the other loan parties party thereto from time to time, each of the financial institutions from time to time party thereto as lenders, Alter Domus (US) LLC, as administrative agent, Citibank, N.A., as Account Bank (as defined therein), Citibank, N.A., as collateral agent, and Goldman Sachs Bank USA and TPG Angelo Gordon, as structuring agents and (y) pay certain fees and expenses relating to the foregoing, with any excess proceeds being used for general corporate purposes.

The foregoing summary of the terms of the A&R UnSub Credit Agreement is qualified in its entirety by reference to the full text of the A&R UnSub Credit Agreement filed as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Amended and Restated Credit Agreement, dated as of January 12, 2026, by and among Cablevision Litchfield, LLC and CSC Optimum Holdings, LLC, each as a borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optimum Communications, Inc.

	By:	/s/ Michael E. Olsen
Dated: January 12, 2026		Michael E. Olsen
General Counsel & Chief Corporate Responsibility Officer